UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2013

ORIGINOIL, INC.
(Name of registrant as specified in its charter)

Nevada (State or other jurisdiction of Incorporation or organization) 5645 West Adams Boulevard Los Angeles, California (Address of principal executive offices)	333-147980 (Commission File Number)	26-0287664 (I.R.S. Employer Identification Number) 90016 (Zip Code)

Registrant’s telephone number, including area code: (323) 939-6645

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Issuance of Convertible Promissory Notes

On May 28, 2013, OriginOil, Inc. (the “Company”) issued a convertible promissory note (“Note”) to an accredited investor in an aggregate principal amount of $255,000 for an aggregate purchase price of $255,000 in a private placement.

The Note matures six months from the date of issuance and bears interest at 10% per annum. The Note may be converted into shares of the Company’s common stock at a conversion price of the lesser of $0.45 (subject to adjustment for stock splits, dividends, combinations and other similar transactions) or 50% of the lowest trade price on any trade day following issuance of the Note, subject to, at the election of the Company, a conversion floor of $0.40. If the Company elects to enforce the conversion floor it is required to make a cash payment to cover the conversion loss in an amount as set forth in the Notes. The conversion floor terminates in the event the Company issues or enters into an agreement providing for the issuance of shares at a price below the conversion floor.

The Note provides that if shares issuable upon conversion of the Note are not timely delivered then the Company shall be subject to a penalty of $2,000 per day until share delivery is made. The Note includes customary default provisions related to payment of principal and interest and bankruptcy or creditor assignment.  In addition, it shall constitute an event of default under the Note if the Company shall not be DTC eligible or the Company shall be delinquent in its filings with the Securities and Exchange Commission.  In the event of default under the Note, the Company shall be required to repay a mandatory default amount in cash equal to 150% of the outstanding principal amount of the Note plus accrued and unpaid interest and other fees due thereon and such mandatory default amount shall bear interest at 10% per annum.

The Company also granted to the purchaser of the Note certain registration rights including piggyback registration rights, under which the Company is required to include all shares issuable upon conversion of the Note in any future registration statement filed by the Company subject to customary exceptions. In addition, for as long as the Note or other convertible notes in effect between the purchaser and the Company are outstanding, if the Company issues any security with terms more favorable than the terms of the Note or such other convertible notes or a term was not similarly provided to the purchaser of the Note or such other convertible notes, then such more favorable or additional term shall, at the purchaser’s option, become part of the Note and such other convertible notes.

The foregoing is qualified in its entirety by the form of Note attached as Exhibit 10.1, which is incorporated herein by reference.

The securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Issuance of Convertible Promissory Notes

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

Issuance of Convertible Promissory Notes

The information set forth in Item 1.01 is incorporated by reference into this Item 3.02.

Common Stock and Warrant Offering

As previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on March 19, 2013 and May 7, 2013, the Company’s Annual Report on 10-K filed with the SEC on April 16, 2013 and the Company’s Quarterly Report on 10-Q filed with the SEC on May 20, 2013, on February 15, 2013, the Company commenced a private placement offering, as subsequently amended, of up to 12,000,000 shares of common stock together with up to four series of warrants to purchase up to an aggregate of 48,000,000 shares of common stock.

From May 17, 2013 to May 29, 2013, the Company sold to accredited investors 100,000 shares of its common stock for aggregate gross proceeds of $25,000.

The securities offered will not be and have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

The securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

Conversion of Notes

On March 23, 2013, holders of convertible promissory notes converted an aggregate principal and interest amount of $358,070 into 2,387,131 shares of the Company’s common stock.

The securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(2) of the Securities Act since, among other things, the transactions did not involve a public offering.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

10.1	Form of Convertible Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORIGINOIL, INC.

May 30, 2013	By:	/s/ T. Riggs Eckelberry
Name: T. Riggs Eckelberry
Title: Chief Executive Officer

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